Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-86467 on Form S-8 of Wisconsin Energy Corporation of our report dated June 16, 2009 appearing in this Annual Report on Form 11-K of Wisconsin Energy Corporation Employee Retirement Savings Plan for the year ended December 31, 2008.

/s/CLIFTON GUNDERSON, LLP

Milwaukee, Wisconsin
June 16, 2009